Exhibit 99.1

Forest Oil Announces Intent to Sell Texas Panhandle Assets

DENVER--(BUSINESS WIRE)--July 15, 2013--Forest Oil Corporation (NYSE:FST) (Forest or the Company) announced today that, after receiving unsolicited proposals from third parties interested in acquiring Forest’s oil and gas assets located in the Texas Panhandle, Forest’s Board of Directors has determined that the Company will initiate a marketed process to pursue the sale of such assets. Forest has retained J.P. Morgan Securities LLC to assist in the marketing efforts. Forest intends to use any proceeds from a potential sale to reduce debt and enhance financial flexibility.

Patrick R. McDonald, President and CEO commented, “Over the last several years, drilling and completion efforts by Forest and other companies have delineated substantial oil, natural gas and natural gas liquids resources in the Texas Panhandle. Our significant acreage position, which is largely operated by Forest and held by production, presents a large-scale, low-risk development opportunity. If completed, the sale of the Texas Panhandle assets should allow us to reduce meaningfully our indebtedness and enhance our financial flexibility and ability to accelerate development of our assets. Upon successful completion of a transaction, Forest’s remaining asset portfolio will be anchored by its ongoing oil development opportunity in the Eagle Ford Shale, where oil production is projected to more than double during 2014. In addition, the Company has a position of 111,000 net acres in East Texas which is largely held by production and upon which the Company plans to continue the development of its oil and natural gas liquids properties. The Company also intends to maintain its exposure to potential natural gas development through its low-decline natural gas properties in the Ark-La-Tex region.”

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, intends, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures, timing and terms of any divestitures, and other forward-looking statements relating to Forest are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of liquids and natural gas.

These risks relating to Forest include, but are not limited to, oil and natural gas price volatility, its level of indebtedness, its ability to replace production, its ability to compete with larger producers, environmental risks, drilling and other operating risks, regulatory changes, credit risk of financial counterparties, risks of using third-party transportation and processing facilities, the decision to sell or offer for sale, or to determine not to sell any portion of its assets, the ability to enter into agreements relating to such sales on desirable terms or at all, the timing of any such agreements, the ability to consummate any such sales, the ability to realize the anticipated benefits of any such sales, the ability to determine the use of proceeds from any such sales, the ability to determine whether to reduce outstanding indebtedness and the amount and timing of any such reductions, and other risks as described in reports that Forest files with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.

Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and liquids in the United States and selected international locations. Forest's principal reserves and producing properties are located in the United States in Arkansas, Louisiana, Oklahoma, Texas, and Wyoming. Forest's common stock trades on the New York Stock Exchange under the symbol FST. For more information about Forest, please visit its website at www.forestoil.com.

CONTACT:
Forest Oil Corporation
Larry C. Busnardo, 303-812-1441
Director, Investor Relations